UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 06, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A is being filed for the purpose of amending and restating certain original disclosures previously made by Navistar International Corporation (the company).

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING  ACCOUNTANT

On April 12, 2006, the company filed a Form 8-K (the Original Form 8-K). This Form 8-K/A amends and restates Item 4.01 of the Original Form 8-K in full and speaks as of April 12, 2006.

(a) Dismissal of Current Accountants

On April 7, 2006, the Audit Committee of the Board of Directors of the company dismissed the company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte).

The company has not completed its financial statements or filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2005, nor has the company filed its Quarterly Report on Form 10-Q for the quarter ended January 31, 2006. As a result of Deloitte's dismissal as the company’s independent registered public accounting firm, Deloitte has not completed its audit nor has it issued its report with respect to the company’s financial statements for the fiscal year ended October 31, 2005.

The audit reports of Deloitte on the financial statements of the company as of and for the two fiscal years ended October 31, 2004 and October 31, 2003 neither contained any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as described in the following sentence. The audit report of Deloitte on the company’s consolidated financial statements for the year ended October 31, 2004 indicated that, as described in Note 23 to such consolidated financial statements, the consolidated financial statements for the two fiscal years ended October 31, 2003 and October 31, 2002 had been restated. As discussed in Item 4.02 below, the management of the company, with the concurrence of the Audit Committee, has concluded that the company’s previously issued audited financial statements and the independent auditors' reports thereon for the years ended October 31, 2002 through 2004, and all quarterly financial statements for periods after November 1, 2002, should no longer be relied upon because of errors in such financial statements.

During the company’s two most recent fiscal years ended October 31, 2005 and October 31, 2004, and during the subsequent interim period through April 7, 2006, there was no disagreement between the company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit report.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended October 31, 2005 and October 31, 2004, or during the subsequent interim period through April 7, 2006, except as described in the following paragraphs.

As disclosed on February 16, 2006, the Board of Directors of the company reassigned the company’s former Controller and principal accounting officer. The reassignment of the former Controller was in response to Deloitte having advised the Audit Committee that Deloitte was no longer willing to rely on the representations of the former Controller.

Simultaneously with the reassignment of the company's former Controller and principal accounting officer, the company also reassigned the former Treasurer of the company’s finance subsidiary, Navistar Financial Corporation (NFC), to a position within the company's treasury department in response to Deloitte’s request that NFC's former Treasurer no longer serve as an officer of NFC or of the company.

As described in the company’s Quarterly Report on Form 10-Q for the period ended July 31, 2005, the company concluded, as of that date, that there were material weaknesses in its disclosure controls and procedures due to the lack of a sufficient quantity of specialized accounting personnel at NFC. In addition, Deloitte previously identified the following weaknesses in the company’s internal controls that existed on October 31, 2004 and that in Deloitte’s judgment were considered to be material weaknesses: (i) the design of internal controls to appropriately apply certain generally accepted accounting principles at NFC, that resulted in a restatement of the financial statements; (ii) the lack of timely resolution of outstanding reconciling items in NFC’s collection (suspense) account reconciliations; and (iii) the lack of sufficient controls to enable the company to previously identify and reconcile in a timely fashion accounts payable recorded by its Mexican manufacturing operations.

In connection with the company's ongoing review of accounting matters in connection with the preparation of its financial statements for fiscal 2005, Deloitte identified a number of accounting issues that warranted further examination and review, including those matters referred to in Item 4.02 below, many of which are still being reviewed. The outcome of such examination might or might not have led Deloitte to expand the scope of its audit had it continued as the company's independent registered public accounting firm. Deloitte also requested that the company's Audit Committee initiate an investigation into the propriety of accounting and auditing confirmation matters relating to vendor rebates in fiscal 2005. The results of the investigation might or might not have caused Deloitte, had it remained the company's independent registered public accounting firm, to expand the scope of its audit or to conclude that the company’s internal controls have a material weakness.

The company has authorized Deloitte to respond fully to the inquires of the successor independent registered public accounting firm concerning the subject matter of the foregoing.

The company has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements made by the company. The company will amend this Form 8-K and attach a copy of such letter as an exhibit promptly after Deloitte furnishes the letter to the company.

Deloitte's response letter to the Original Form 8-K, dated April 25, 2006, was attached as Exhibit 16 to the company's Form 8-K/A filed on April 28, 2006.

The company has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements made by the company in this Form 8-K/A. The company will amend this Form 8-K/A and attach a copy of such letter as an exhibit promptly after Deloitte furnishes the letter to the company.

(b) Engagement of New Accountants

On April 6, 2006, the Audit Committee approved the retention of KPMG LLP (KPMG) as the company’s independent registered public accounting firm with respect to the audit of the company’s financial statements for its fiscal years ended October 31, 2005 and October 31, 2006, subject to completion of KPMG’s customary client acceptance procedures.

During the company’s two most recent fiscal years ended October 31, 2005 and October 31, 2004, and during the subsequent interim period preceding the engagement of KPMG, the company did not consult with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, and neither a written report was provided to the company nor oral advice was provided that KPMG concluded was an important factor considered by the company in reaching a decision as to any of the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K, or a reportable event required to be reported under paragraph 304(a)(1)(v) of Regulation S-K.

In connection with the potential engagement of KPMG, the company disclosed to KPMG the nature of the accounting items currently under review by the company and the matters described in Item 4.01(a) above, including the reportable event disclosed therein.

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL  STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

This Form 8-K/A sets forth Item 4.02 as it appeared in the Original Form 8-K for ease of reference and speaks as of April 12, 2006.

On April 6, 2006, the management of the company, with the concurrence of the Audit Committee, concluded that the company’s previously issued audited financial statements and the independent auditors' reports thereon for the years ended October 31, 2002 through 2004, and all quarterly financial statements for periods after November 1, 2002 should no longer be relied upon because of errors in such financial statements. As previously announced, the company was unable to file its Annual Report on Form 10-K for the period ended October 31, 2005 and its Quarterly Report on Form 10-Q for the period ended January 31, 2006 in a timely manner due to the ongoing review of a number of accounting items. Matters that the company has identified to date as requiring restatement will result in certain income and expense items being allocated to different periods and include accounting for product development programs; accounting for supplier rebates and warranty recoveries; accounting for truck warranty work to be provided by the company outside of the terms of contractual arrangements; and shifting of expense amounts between periods at one of the company’s foundry operations.

The company’s review process continues and matters identified at this stage, and any assessment of the nature, scope or amount of restatements, are preliminary and subject to change. The company’s review will likely result in the identification of additional items requiring correction in the restated results. Among the items being reviewed are whether certain leases should have been accounted for as capital leases; whether certain affiliates should have been consolidated; the adequacy of amounts recorded for asbestos liabilities; the timing of revenue recognition; the accounting for deferred income tax assets; the accounting for customer and vendor settlements; application of depreciation method; intercompany accounts reconciliations; inventory valuations; accounts payable at the company's Canadian and Mexican subsidiaries; and the company's presentation of reportable business segments.

As a result of the need to restate the company’s financial statements, management is evaluating whether the company’s disclosure controls and procedures, including internal controls over financial reporting, were effective as of the end of fiscal 2005. The assessment of internal controls over financial reporting may result in the identification of material weaknesses. The company’s review of internal controls over financial reporting is ongoing. We do not expect to provide additional disclosure on these matters until we file our Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

While we have advised Deloitte of these matters, in light of the company’s termination of Deloitte as its independent registered public accounting firm as described in Item 4.01(a) above, the Audit Committee has not discussed with Deloitte the company’s decision to restate as a result of its conclusions on the matters disclosed in this Item 4.02.

On April 7, 2006 the company issued a press release relating to the matters discussed in Items 4.01 and 4.02 above, a copy of which was attached as Exhibit 99.2 to the Original Form 8-K and incorporated therein by reference.

Forward-looking information

Information provided and statements contained in the presentation that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of the presentation and the company assumes no obligation to update the information included in the presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: September 13, 2006	/s/ William A. Caton

William A. Caton Chief Financial Officer